                                                                   EXHIBIT 10(i)

                                      November 14, 1996



          Reference is made to: (i) the Asset Purchase Agreement dated as of December 1, 1992 and Amendment to Asset Purchase Agreement dated July 30, 1993 (collectively, the "Purchase Agreement") by and among Allied Bond & Collection Agency, a Pennsylvania general partnership, Bernard Silver and Herbert R. Silver (collectively referred to in this letter as the "Partners"), The Union Corporation, a Delaware corporation ("Union"), and Allied Bond & Collection Agency, Inc., a Delaware corporation (the "Company"), and (ii) the employment agreements dated as of December 1, 1992 (the "Employment Agreements") by and among the Company, Union and each of the Partners. Unless otherwise defined herein, the capitalized terms used herein shall have the meaning ascribed thereto in the Purchase Agreement and/or Employment Agreements.
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                                      -2-


          This will confirm that, effective as of the date hereof, the Purchase Agreement and the Employment Agreements shall be deemed amended in the following respects:

          (1) The parties hereto agree that, for purposes of determining Tier-One Additional Consideration and Tier-Two Additional Consideration payable to the Partners pursuant to Section 1.5 of the Purchase Agreement, as well as calculation of the bonus payable to each of the Partners pursuant to Section (B) of Article THIRD of the respective Employment Agreements, Adjusted Pretax Income of the Company for any fiscal period commencing on and after July 1, 1995 shall include the pretax income of Interactive Performance, Inc. ("IPI"), a wholly-owned subsidiary of Union incorporated in connection with the performance of certain services on behalf of AT&T Corp. ("AT&T"), adjusted to exclude (A) revenues and profits generated by IPI in connection with all non-accounts receivable collection activities performed on behalf of AT&T ("Non-ARC Services") and (B) the results of IPI's wholly-owned subsidiary, Interactive Performance of Florida, Inc. ("IP of Florida"), and any other subsidiary of IPI unless otherwise agreed to in writing by Union (as adjusted, such pretax income shall hereinafter be referred to as "IPI Pretax Income"). IPI Pretax Income for any period shall include, in addition to all income and expenses which are included in the general ledger or other books and records of IPI (excluding those
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                                      -3-


of IP of Florida and revenues and expenses associated with Non-ARC Services),
(i) all reasonable and proportional costs incurred by Union and/or any affiliates of Union on behalf of IPI during such period in connection with the performance of services by IPI on behalf of AT&T, including but not limited to insurance, tax preparation, travel and auditing services , (ii) an interest charge with respect to any funds of Union and/or any affiliates of Union advanced to or on behalf of, or otherwise utilized by, IPI, which charge will be calculated utilizing the interest rate charged to Union (as may be adjusted from time to time) on amounts which Union has borrowed under that certain Amended and Restated Revolving Credit Agreement dated as of December 31, 1994 (the "Credit Agreement") between Union and The First National Bank of Boston, as amended, or amounts borrowed under whatever may be Union's principal working capital lending facility if First National Bank of Boston is no longer the principal lender to Union (or, in the event Union has no borrowings outstanding under the Credit Agreement or successor working capital facility during any period for which an interest calculation is required under this Agreement, the parties shall utilize the interest rate that would have been applied under the Credit Agreement or successor facility had borrowings been outstanding during such period), (iii) 12.5% of the cost of all compensation and benefits payable by Union and any of its affiliated companies to William B. Hewitt during such period, excluding the non-discretionary
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                                      -4-


bonus which may be earned by Mr. Hewitt during such period pursuant to Paragraph
(B)(i) of Article THIRD of the employment agreement dated as of July 1, 1995 by and among Union, Capital Credit Corporation and Mr. Hewitt (and any similar bonus which may be earned by Mr. Hewitt in any subsequent employment agreement entered into by him with Union and/or any of its affiliated companies), but in no event shall the charge required by this clause (iii) exceed $50,000 in any year, and (iv) 5% of the cost of all compensation and benefits payable by Union and any of its affiliated companies to Nicholas P. Gill, but in no event shall the charge required by this clause (iv) exceed $10,000 in any year.

          (2) Paragraph (B)(i) of Article THIRD of each of the respective Employment Agreements shall be amended to read in its entirety as follows:

               "(B) (i) Employee shall receive a bonus for each fiscal year ended June 30 ("Fiscal Year") commencing with the Fiscal Year ending in 1993, calculated as a percent of Base Salary in accordance with the table attached hereto as Exhibit A. Such percent shall be determined by comparing the Company's current Fiscal Year Adjusted Pretax Income with the greater of (a) the highest Adjusted Pretax Income in any Fiscal Year during the period of employment hereunder and
          (b) $4,621,452, which is the annual income of Allied Bond & Collection Agency ("AB&CA") for the calendar year 1992 on which the purchase price for the acquisition of the business and assets of AB&CA (the "Acquisition") is based ("1992 AB&CA Adjusted Pretax Income"). For purposes of the first Fiscal Year hereunder, the basis of comparison will be such portion of the 1992 AB&CA Adjusted Pretax Income as is
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                                      -5-


          determined by multiplying the 1992 AB&CA Adjusted Pretax Income by a fraction, the numerator of which shall be the number of days from and after the date of closing of the Acquisition through and including June 30, 1993 and the denominator of which is 365.

               "Adjusted Pretax Income" for purposes of this Agreement (other than 1992 AB&CA Adjusted Pretax Income) shall be determined in accordance with the provisions applicable to the determination of Adjusted Pretax Income of Purchaser set forth in the Asset Purchase Agreement dated as of December 1, 1992 by and among Union, Purchaser, Employee, the Co-Chairman and AB&CA (the "Asset Purchase Agreement") relating to the Acquisition as amended for Fiscal Years beginning on and after July 1, 1992 by the provisions of that certain letter agreement dated November 14, 1996 by and among Union, Purchaser, Employee and the Co-Chairman, except that any bonus expense payable to Employee and the Co-Chairman hereunder shall not be deducted for purposes of determining Adjusted Pretax Income under this Agreement."

Each of the Partners acknowledges that no bonus has been earned by him under Section (B) of Article THIRD of his respective employment agreement for any fiscal year beginning with the fiscal year ended June 30, 1993.

          (3) Exhibit A shall be amended to read in its entirety as follows:

                                   "EXHIBIT A


          Each principal will receive an annual bonus which is calculated as a percent of his base salary. The bonus percent will be based on the percent increase in the Company's current year Adjusted Pretax Income versus the greater of (a) the highest Adjusted Pretax Income for each fiscal year during the period ending June 30, 1998, and (b) $4,621,452, which is the 1992 AB&CA Adjusted Pretax Income. (See table below.)
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                                      -6-


=====================================================
INCREASE IN               % OF BASE SALARY TO BE PAID
ADJUSTED PRETAX INCOME    AS BONUS
-----------------------------------------------------
      less than 10%                   0%
-----------------------------------------------------
       10% to 20%               2 x Increase %
-----------------------------------------------------
       21% to 25%               4 X Increase %
-----------------------------------------------------
       26% to 30%               6 X Increase %
-----------------------------------------------------
     greater than 30%           7 X Increase %"
=====================================================



          (4) Herbert R. Silver acknowledges that the Company and Union have satisfied their obligation to him to provide the life and disability insurance required to be furnished to him pursuant to Section (F) of Article THIRD of his Employment Agreement by offering to make such insurance available to him, he has elected to forego such insurance through the remainder of the term of the Employment Agreement and is waiving any and all rights he had or has, now or in the future, under the Employment Agreement to such insurance. Bernard Silver acknowledges that the Company and Union have satisfied their obligation to him to provide the disability insurance required to be furnished to him pursuant to Section (F) of Article THIRD of his Employment Agreement by offering to make such insurance available to him, he has elected to forego such insurance through the remainder of the term of the Employment Agreement and is waiving any and all rights he had or has, now or in the future, under the Employment Agreement to such insurance. Concerning the life insurance
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                                      -7-


benefit to which he is still entitled under the Employment Agreement, Bernard Silver acknowledges that the obligations of Union and the Company with respect to such insurance only relate to the payment of the premiums in respect of such insurance, and it shall be Bernard Silver's responsibility to take whatever actions may be necessary to keep such insurance in effect.

          (5) The parties hereto agree that, for a period of five years following termination of their respective employment with the Company (except if such termination is by the Company for Cause), each Partner and his spouse will continue to be covered, at the Company's expense, under the Company's group medical insurance coverage in which they are participants at the time of termination (which coverage will be an indemnity-based, fee-for-service medical plan and will not utilize a "gatekeeper" primary care physician component common in health maintenance organizations), provided they are eligible for inclusion in such group coverage. In addition, each of the Partners (or if such Partner dies during the five year period referred to above, his respective spouse), shall have the right to elect to discontinue participation in the Company's group medical plan and arrange for medical insurance of his or her own choosing. In the event (i) a Partner or spouse either (a) is not eligible or becomes ineligible for participation in the Company medical insurance plan or (b) elects to discontinue participation in the plan, or
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                                      -8-


(ii) the Company terminates such group medical insurance plan, the only obligation of the Company under this Section 5 will be to pay the applicable Partner or spouse (as the case may be) an amount equal to the monthly insurance premium paid by the Company in respect of the Partner (and/or spouse) under the Company plan at the time of the occurrence of either (i) or (ii), as the case may be, which amount shall be fixed at the time of such occurrence and shall be paid each month thereafter to the Partner or spouse, as the case may be, for the remainder of the five year period referred to above.

          In all other respects, the Purchase Agreement and Employment Agreements shall remain in full force and effect.
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                                      -9-


          Please acknowledge your agreement with the foregoing by countersigning this letter in the space provided below.

                                       THE UNION CORPORATION



                                       By:/s/ MELVIN L. COOPER
                                          -------------------------
                                          Name:  Melvin L. Cooper
                                          Title: Chairman

                                       ALLIED BOND & COLLECTION
                                        AGENCY, INC.



                                       By:/s/ SHELDON ZUCKER
                                          -------------------------
                                          Name:  Sheldon Zucker
                                          Title: Executive Vice
                                                   President

AGREED:


/s/ BERNARD SILVER
-----------------------
Bernard Silver


/s/ HERBERT R. SILVER
-----------------------
Herbert R. Silver